EXHIBIT 32.2

SECTION 1350

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Annual Report of Union Drilling, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), Tina L. Castillo, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Tina L. Castillo
Name:	Tina L. Castillo
Title:	Senior Vice President, Chief Financial Officer and Treasurer
Date:	March 8, 2012